Exhibit 4-8

______________________________________________________________________________

NEW YORK STATE ELECTRIC & GAS CORPORATION

AND

JPMORGAN CHASE BANK,

as Trustee

_________________

First Supplemental Indenture

Dated as of November 18, 2002

To

Indenture

Dated as of November 18, 2002

_________________

4 3/8% Notes due November 15, 2007

______________________________________________________________________________

          FIRST SUPPLEMENTAL INDENTURE, dated as of November 18, 2002 (this "First Supplemental Indenture"), between NEW YORK STATE ELECTRIC & GAS CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), having its principal office at P.O. Box 3287, Ithaca, New York 14852-3287 and JPMORGAN CHASE BANK, a New York banking corporation, as Trustee (the "Trustee") under the Indenture dated as of November 18, 2002 between the Company and the Trustee (the "Original Indenture").

Recitals of the Company

          WHEREAS, the Company has executed and delivered the Original Indenture to the Trustee to provide for the issuance from time to time of its senior, unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Original Indenture provided;

          WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to make, execute and deliver to the Trustee this First Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of a new series of its Securities designated as the 4 3/8% Notes due November 15, 2007 (herein called the "Notes"), under the Original Indenture in the aggregate principal amount of $150,000,000;

          WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth, against payment therefor, the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

          Now, Therefore, This First Supplemental Indenture Witnesseth that for, and in consideration of, the premises and covenants contained in the Original Indenture and this First Supplemental Indenture and the purchase of the Notes by the Holders thereof, it is mutually agreed and covenanted, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINED TERMS

          Section 101. Defined Terms. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Note set forth in Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Note that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The Original Indenture, as supplemented from time to time, including by this First Supplemental Indenture, is hereafter referred to as the "Indenture."

ARTICLE TWO

TERMS OF THE NOTES

          Section 201. Establishment of the Notes. There is hereby authorized a series of Securities designated the 4 3/8% Notes due November 15, 2007, limited in aggregate principal amount to $150,000,000 (except as provided in Section 301(2) of the Indenture and as set forth in the next sentence). The Company may, without the consent of the Holders of the Notes, provided that no Event of Default with respect to the Notes shall have occurred and be continuing, issue additional Notes in such principal amount as shall be determined by or pursuant to a Board Resolution and having the same ranking and the same interest rate, maturity and other terms (except for the initial interest accrual date and the initial Interest Payment Date) as the Notes originally issued hereunder, which together with said additional Notes shall constitute a single series of Securities under the Indenture. The Notes shall be substantially in the form of Note set forth in Exhibit A hereto.

          Section 202. Terms of the Notes. The terms and provisions of the Notes as set forth in Exhibit A are hereby incorporated in and expressly made part of this First Supplemental Indenture.

          The Notes will mature and the principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on November 15, 2007.

          The Notes shall bear interest at the rate of 4 3/8% per annum.

          The amount of interest payable on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          Payment of the principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to an account at a financial institution in the United States of the Person entitled thereto as such account shall be provided to the Security Registrar at least 10 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

          Initially the Notes will be issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depositary for the Notes), and may bear such legends as DTC may reasonably request. So long as the Notes are held solely in global form, the Regular Record Date shall be the Business Day immediately preceding the relevant Interest Payment Date; if the Notes are registered in the names of additional Holders, the Company shall have the right to select a Regular Record Date for such Notes, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant Interest Payment Date. So long as the Notes are outstanding in global form registered in the name of DTC or its nominee, all payments of principal, premium, if any, and interest will be made by the Company in immediately available funds.

          No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

          The Notes shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated indebtedness of the Company.

          The Notes shall be issued in minimum denominations of $1,000 or any integral multiple of $1,000 over such denomination.

ARTICLE THREE

SUNDRY PROVISIONS

          Section 301. Execution, Authentication and Delivery of the Notes. Notes in the aggregate principal amount of $150,000,000, or in such greater principal amount as shall be permitted by Section 201, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order without any further action by the Company.

          Section 302. Paying Agent and Security Registrar. JPMorgan Chase Bank will be the Paying Agent and Security Registrar for the Notes.

          Section 303. Trustee Not Responsible for Recitals. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

          Section 304. Incorporation of Indenture. The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          Section 305. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law except Section 5-1401 of the New York General Obligations Law.

          Section 306. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          In Witness Whereof, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

NEW YORK STATE ELECTRIC

      & GAS CORPORATION

By:  /s/Sherwood J. Rafferty
Name: Sherwood J. Rafferty
Title:   Senior Vice President
      and Chief Financial Officer

JPMORGAN CHASE BANK,
as Trustee

By:  /s/Natalia Rodriguez
Name: Natalia Rodriguez
Title:   Assistant Vice President

EXHIBIT A

          [This Certificate is a Global Security within the meaning of the Indenture and is registered in the name of a Depositary or a nominee of a Depositary. This Certificate is exchangeable for Securities registered in the name of a Person other than a Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Certificate (other than a transfer of this Certificate as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined herein) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

NEW YORK STATE ELECTRIC & GAS CORPORATION

4 3/8% NOTE DUE NOVEMBER 15, 2007

CUSIP 649840 CK 9                                                                          $______________
No._____

          NEW YORK STATE ELECTRIC & GAS CORPORATION, a corporation duly organized and existing under the laws of the State of New York (hereinafter referred to as the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO.]*, or registered assigns, the principal sum of _________________________ Dollars ($___________) on November 15, 2007 (the "Maturity Date") and to pay interest thereon in the manner and on the Interest Payment Dates set forth below at the rate of 4 3/8% per annum, from and including the date of original issuance hereof, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Except as provided in the First Supplemental Indenture hereinafter referred to, "Regular Record Date" shall mean the May 1 and November 1 (whether or not a Business Day) next preceding such Interest Payment Date; "Interest Payment Date" shall mean May 15 and November 15 of each year, commencing May 15, 2003, to and including the Maturity Date.

          Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be

_______________________
* For inclusion in Global Securities only.

paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to an account at a financial institution in the United States of the Person entitled thereto as such account shall be provided to the Security Registrar at least 10 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, New York State Electric & Gas Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: __________

NEW YORK STATE ELECTRIC
     & GAS CORPORATION

By:________________________
Name:
Title:

Attest:

By:_________________________
     Name:
     Title:

TRUSTEE'S CERTIFICATE OF AUTHENTIFICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
       as Trustee

By:___________________________
Authorized Officer

NEW YORK STATE ELECTRIC & GAS CORPORATION

4 3/8% NOTE DUE NOVEMBER 15, 2007

          This Security is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 18, 2002 (the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of November 18, 2002 (the "First Supplemental Indenture," and the Original Indenture, as so supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank, a New York banking corporation, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. [This Security is a Global Security representing the aggregate principal amount of the Company's 4 3/8% Notes Due November 15, 2007 set forth on the face hereof.]* The Securities of this series [of which this Global Security is a part]* are limited in aggregate principal amount to $150,000,000, except as provided in the First Supplemental Indenture.

          Optional Redemption. The Securities of this series are redeemable, in whole or in part, at any time, at the option of the Company, at a Redemption Price equal to the greater of:

  100% of the principal amount of the Securities of this series then Outstanding to be redeemed, or the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the Maturity Date computed by discounting such payments to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of .20% plus the Adjusted Treasury Rate on the third Business Day prior to the Redemption Date, as calculated by an Independent Investment Banker, plus accrued and unpaid interest, if any, to the Redemption Date.

          "Adjusted Treasury Rate" means, with respect to any Redemption Date:

  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the

_______________________
* For inclusion in Global Securities only.

Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Business Day" means any day other than a Saturday or Sunday or a day in which banking institutions in New York City are authorized or obligated by law or executive order to close.

          "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities ("Remaining Life") or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities.

          "Comparable Treasury Price" means the average of the Reference Treasury Dealer Quotations for the Redemption Date.

          "Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Company, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

          "Reference Treasury Dealer" means each of Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc. and their respective successors; provided that if either of the foregoing ceases to be, and has no affiliate that is, a U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company will substitute for it another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          The Company will mail notice of redemption at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of the Securities of this series to be redeemed. If the Company elects to partially redeem the Securities of this series, the Trustee will select in a fair and appropriate manner the Securities to be redeemed. Notwithstanding Section 1104 of the Indenture, the notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of such Redemption Price immediately after the calculation thereof.

          Upon the payment of the Redemption Price plus accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable Redemption Date on the Securities or portions thereof called for redemption.

          Usury. The interest rate on the Securities of this series shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

          Defeasance. The Indenture contains provisions for defeasance of (a) the entire Indebtedness evidenced by this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          Amendment to Indenture; Waiver of Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all Securities of all such series, to waive certain past defaults under the Indenture and their consequences. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          Obligations Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

          Transfer and Exchange. [This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in Section 311 of the Original Indenture. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.]* As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in minimum denominations of $1,000 or any integral multiple of $1,000 over such minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of law except Section 5-1401 of the New York General Obligations Law.

          All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

_______________________
* For inclusion in Global Securities only.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints
agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.
Date: _____________________

Signature: ________________________

Signature Guarantee: ________________

(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.